EXHIBIT 11


CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

COMPUTATION OF EARNINGS PER COMMON SHARE
(In Thousands, Except Per Share Data)


________________________________________________________________________________________________________________________
                                                       Six Months to                       Three Months to
                                                       June 30, 1999                        June 30, 1999
                                                _______________________________         ________________________________
                                                                      Per Share                                Per Share
                                                Net Income    Shares     Amount         Net Income     Shares     Amount
________________________________________________________________________________________________________________________
EARNINGS PER COMMON SHARE -- BASIC
Income (loss) from continuing operations..      $ 58,963      95,571     $ .62         $(80,024)       95,763     $(.84)
                                                ________     _______     _____         _______         ______     _____
NET INCOME (LOSS) ........................      $ 58,963      95,571     $ .62         $(80,024)       95,763     $(.84)
                                                ========     =======     =====         ========        ======     =====

EARNINGS PER COMMON SHARE -- DILUTED
Income (loss) from continuing operations..      $ 58,963      95,571                   $(80,024)       95,763
Effect of dilutive securities:
  Exercise of stock options...............                       560                                      717
  Vesting of performance shares...........                       441                                      454
                                                ________     _______                   _______         ______
Income (loss) from continuing operations,
  as adjusted.............................        58,963      96,572     $ .61          (80,024)       96,934     $(.83)
                                                ________     _______     _____         _______         ______     _____
NET INCOME (LOSS), AS ADJUSTED............      $ 58,963      96,572     $ .61         $(80,024)       96,934     $(.83)
                                                ========     =======     =====         =======         ======     =====
________________________________________________________________________________________________________________________
                                                       Six Months to                       Three Months to
                                                       June 30, 1998                        June 30, 1998
                                                _______________________________         ________________________________
                                                                      Per Share                                Per Share
                                                Net Income    Shares    Amount          Net Income     Shares     Amount
________________________________________________________________________________________________________________________
EARNINGS PER COMMON SHARE -- BASIC
Income from continuing operations.........      $184,847      94,234     $1.96         $46,814         95,447      $.49
Loss from discontinued operations.........       (17,238)                 (.18)             -                         -
Income (loss) from disposal of
  discontinued operations.................       (31,911)                 (.34)         10,989                      .12
                                                ________     _______     _____         _______         ______      ____
NET INCOME................................      $135,698      94,234     $1.44         $57,803         95,447      $.61
                                                ========     =======     =====         =======         ======      ====

EARNINGS PER COMMON SHARE -- DILUTED
Income from continuing operations.........      $184,847      94,234                   $46,814         95,447
Effect of dilutive securities:
  Exercise of stock options...............                       628                                      651
  Vesting of performance shares...........                       374                                      380
  Conversion of 7 1/4% Convertible
    Subordinated Debentures...............         1,578       1,721                        -              -
                                                ________     _______                   _______         ______
Income from continuing operations,
  as adjusted.............................       186,425      96,957     $1.92          46,814         96,478      $.49
Loss from discontinued operations.........       (17,238)                 (.17)             -                         -
Income (loss) from disposal of
  discontinued operations.................       (31,911)                 (.33)         10,989                      .11
                                                ________     _______     _____         _______         ______      ____
NET INCOME, AS ADJUSTED...................      $137,276      96,957     $1.42         $57,803         96,478      $.60
                                                ========     =======     =====         =======         ======      ====

